Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Suresh Rajpal, the Chief Executive Officer of TransTech Services Partners Inc. (the “Company”), hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:      /s/ Suresh Rajpal

Name: Suresh Rajpal
Title: Chief Executive Officer, President and Chairman of the Board

April 3, 2008